UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2006

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida	33027

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(954) 364-6900

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition

        On August 17, 2006, Elizabeth Arden, Inc. (the "Company") issued a press release (i) to announce its financial results for the fourth quarter and fiscal year ended June 30, 2006; and (ii) to provide net sales and earnings per diluted share guidance for the first half of and the fiscal year ending June 30, 2007.

        A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On August 16, 2006, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the "Board") of the Company, the Board increased the number of directors on the Board from six to seven and appointed Paul West as Vice Chairman of the Board to fill the newly created director position. Mr. West, age 56, served as the President and Chief Operating Officer of the Company from March 2003 until his election to the Board, and as the Chief Operating Officer of the Company since November 2000. Mr. West will remain an employee of the Company focusing primarily on the Company's expansion plans in Asia. Mr. West will be up for reelection, along with the other members of the Board, at the 2006 Annual Shareholders Meeting scheduled for November 2006.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
99.1	Press release of Elizabeth Arden, Inc., dated August 17, 2006.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: August 16, 2006	/s/ Stephen J. Smith

Stephen J. Smith Executive Vice President and Chief Financial Officer